EXECUTION VERSION SEPARATION, TRANSITION SERVICES AND GENERAL RELEASE AGREEMENT 1. PARTIES: The parties to this Separation, Transition Services and General Release Agreement (hereinafter “STR Agreement”) are Everest Global Services, Inc. (hereinafter the “Company”), a member of Everest Group, Ltd., and its current and former parents, subsidiaries, affiliates, predecessors, successors and assigns (hereinafter “Everest”), and Mark Kociancic (“Employee”) (collectively, the Company and Employee referred to as the “Parties”). 2. SEPARATION: The Employee’s last day of employment with the Company is July 31, 2026 (the “Separation Date”). After the Separation Date, the Employee will not represent himself as being an employee, officer, attorney, agent or representative of the Company and/or Everest, for any purpose. Except as otherwise set forth in this STR Agreement, the Separation Date will be the employment termination date for the Employee for all purposes, meaning the Employee will no longer be entitled to further compensation, monies or other benefits from the Company and/or Everest, including coverage under any benefits plans or programs sponsored by the Company and/or Everest from and after the Separation Date. Effective as of the Separation Date, the Employee will no longer have the authority to act on behalf of Everest Group, Ltd., or any of its subsidiaries in any capacity. 2A. ADVISORY & TRANSITION SERVICES: In consideration for the execution by Employee of this STR Agreement, and for releasing any rights that Employee may have and in compliance with the promises made herein, Employee and the Company agree that (x) effective as of 5pm Eastern Time April 30, 2026, Employee shall no longer have the titles of Executive Vice President, Chief Financial Officer of the Company and (y) effective May 1, 2026, Employee shall serve as an advisor to the Company for the period commencing on such date and ending on July 31, 2026 (the “Advisor Period”). During the Advisor Period, Employee shall continue to be paid his current base salary and car allowance and such other benefits pursuant to Section 5 of the Employment Agreement (defined below). During the Advisor Period, Employee will make himself reasonably available to provide support, service and otherwise aid the transition of the Chief Financial Officer role by responding to questions regarding operations which fell under Employee’s area of responsibility during his employment with the Company as Executive Vice President, Chief Financial Officer. Employee agrees to be available to the Company upon request not less than one (1) full working day per week with respect to advisory and transition services. In addition, during the Advisor Period and thereafter Employee agrees that he shall reasonably cooperate with Everest and its counsel in connection with governmental investigations, subpoenas, and/or the negotiations, settlement, defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of Everest that relate to events or occurrences that transpired during Employee’s employment with or provision of services to the Company. Employee’s cooperation in connection with such claims or actions shall include, but not be limited Docusign Envelope ID: 03E854A8-4F88-407A-8FFE-D93A5928043C

EXECUTION VERSION to, being available to meet with the Company at mutually convenient times and locations and providing immediate notice to the Company in the event he is served with any subpoena or request for information relating to Everest. 3. CONSIDERATION: In consideration for releasing any rights or claims that Employee may have and his compliance with his other covenants stated herein, provided that Employee (x) does not voluntarily terminate his employment prior to the Separation Date, (y) complies with the terms of this STR Agreement from the date hereof through the Separation Date and (z) executes and returns this STR Agreement and the Supplemental Release Agreement (attached hereto as Exhibit A) and does not revoke either of them, the Company agrees to provide Employee with the following consideration: a. Separation Pay and Benefits: The Company shall provide to Employee the separation allowance and all other benefits and rights (including equity vesting) (“Separation Pay”) outlined in sections 6(c)(i-v) of the Amended and Restated Employment Agreement between Everest and the Employee effective April 25, 2024 (referred herein as the “Employment Agreement”), subject to the following additional terms: i. Annual Incentive Bonus. The Company agrees to provide Employee with any annual cash incentive bonus earned but not yet paid for the 2025 fiscal year at the target value of One Million Six Hundred Forty-Five Thousand Dollars ($1,645,000), payable at the time such 2025 fiscal year bonus is paid to the Company’s similarly situated executives. In addition, the Company agrees to pay Employee a pro-rated cash bonus for the 2026 fiscal year at the target value of Nine Hundred Sixty Thousand Dollars ($960,000), payable within sixty (60) days following the Separation Date. ii. COBRA & Other Benefits. Regarding the Employee’s medical and dental benefits, within 60 days following the Separation Date, Employee will receive a lump sum, cash payment in an amount (after taxes and withholdings) representing the cost to continue 18 months of his family medical and dental benefits through COBRA. Everest will also reimburse Employee for the cost to maintain his current life insurance benefits for 12 months through The Hartford’s portability feature. In addition, the Company will also continue to provide Employee with disability benefits for a maximum of 12 months per the terms of his Employment Agreement. iii. Employee Stock Based Incentive Plan. Subject to Compensation Committee approval in February 2026, Employee will receive a target value for equity compensation under the Everest Group, Ltd. 2020 Stock Incentive Plan (the “Plan”) in the amount of Two Million Five Hundred Thousand Dollars ($2,500,000), delivered as 50% restricted shares and 50% performance shares. Such share awards (including any Docusign Envelope ID: 03E854A8-4F88-407A-8FFE-D93A5928043C

EXECUTION VERSION performance share units awarded to Employee prior to the date of this STR Agreement) will in each case be subject to the terms of the Plan and applicable award agreements. iv. Attorneys’ Fees. The Company agrees to reimburse Employee’s reasonable attorneys’ fees in connection with the review of this STR Agreement and related advice within thirty (30) days after receipt of an invoice, subject to a limit of $20,000 net. v. Tax Preparation Services. The Company agrees to reimburse Employee’s reasonable tax preparation services for fiscal year 2026 within thirty (30) days after receipt of an invoice, subject to a limit of $10,000 net and otherwise in accordance with the terms of the Company’s Executive Income Tax Preparation Reimbursement Policy. b. Unemployment: Employee may apply for unemployment benefits upon the Separation Date. The Company will not oppose Employee’s application for unemployment benefits. c. Notwithstanding anything in this STR Agreement to the contrary, Employee will not be entitled to the payments and benefits set forth in Section 3(a) of this STR Agreement if, prior to the Separation Date, (1) Company determines that Employee has engaged in acts constituting Cause (defined in the Employment Agreement), in which case Employee will be entitled only to the payments pursuant to Section 6(b) of the Employment Agreement or (2) Employee voluntarily resigns employment for any reason, in which case Employee will be entitled only to the payments pursuant to Section 6(e) of the Employment Agreement. All Separation Pay and other payments and benefits pursuant to this STR Agreement are in each case subject to applicable withholding and deductions. All Separation Pay will be paid in accordance with the terms and at the times outlined in the Employment Agreement, and all other payments and benefits pursuant to Section 3(a) of this STR Agreement will be paid at the time or times set forth above, in each case, after the Company has received the executed versions of this STR Agreement (and, with respect to Separation Pay, the Supplemental Release Agreement (attached hereto as Exhibit A)), from Employee and the expiration of the respective 7-day revocation periods stated in each without revocation by the Employee. Section 14 of the Employment Agreement is hereby incorporated by reference into this STR Agreement. 4. CONTINUING OBLIGATIONS/NON-COMPETITION: Employee hereby acknowledges and re-affirms his obligations under Sections 6(g), 12 and 13 of the Employment Agreement and agrees that he shall strictly abide by such obligations in accordance with the terms of Sections 6(g), 12 and 13 of the Employment Agreement, except that the Company agrees to reduce the period of the Non-Competition Agreement in Section 13 from twelve (12) Docusign Envelope ID: 03E854A8-4F88-407A-8FFE-D93A5928043C

EXECUTION VERSION months following the Separation Date to five (5) months following the Separation Date. The Company hereby acknowledges and re-affirms its obligations under Section 6(g) of the Employment Agreement and agrees that it shall strictly abide by such obligations in accordance with the terms of Section 6(g) of the Employment Agreement. 5. CONFIDENTIALITY: The Parties agree to keep confidential and make no voluntary disclosure of the terms of this STR Agreement and the Supplemental Release and/or the existence thereof, to any person or entity of any kind or identity whatsoever. This confidentiality requirement shall not, however, prohibit Employee from disclosing the payments set forth in Paragraph 3 above to his tax accountant, his attorney, and his spouse or significant other (to all of whom Employee will relay the instant confidentiality requirement), the Internal Revenue Service, and/or the appropriate state tax authorities, or as otherwise required by law. 6. CONFIDENTIAL INFORMATION: a. By signing this STR Agreement, Employee certifies that: (i) as of the Separation Date, Employee shall return to the Company any and all Confidential Information as defined in Paragraph 12 of the Employment Agreement and all other materials, documents and/or property belonging to the Company and/or any of its affiliated entities, including the originals and any and all copies thereof, whether in hard copy or electronic form, which were in Employee’s possession or under Employee’s control, including without limitation files, documents, lists, records, manuals, reports, software and hardware, laptops, printers, computers, cell phone, iPhone, iPad, tablet, blackberry or other PDA, keys, equipment, identification cards, access card, corporate credit cards, mailing lists, rolodexes, personnel information, electronic information and files, computer print-outs, and computer disks and tapes, all without any destruction, deletion, alteration or any other type of compromise, whether such data and/or property was in hard copy or electronic form, (ii) after returning such property to the Company, Employee shall not retain any copies of any Confidential Information and/or any other materials, documents and/or property belonging to the Company and/or any of its affiliated entities, (iii) after returning such property to the Company, Employee shall permanently delete all Confidential Information from Employee ‘s home and/or personal computer drives and from any other personal electronic, digital or magnetic storage devices, and (iv) Employee shall remain in strict compliance with Employee’s obligations under any applicable Company policies, including without limitation those restricting the use of Confidential Information, prohibiting conflicts of interest, and assigning intellectual property rights. b. If the Employee is compelled to testify by a validly served subpoena in any legal proceeding or by regulatory authority, the Employee will testify truthfully as to all matters concerning his employment with the Company. Except as prohibited by law, the Employee agrees to disclose to the Company in writing within 72 hours, or Docusign Envelope ID: 03E854A8-4F88-407A-8FFE-D93A5928043C

EXECUTION VERSION as soon as practicable, all such requests for information, and to discuss his response with the Company. 7. NO ADMISSION OF LIABILITY: Employee agrees that neither this STR Agreement nor the furnishings of the consideration for this STR Agreement shall be deemed or construed at any time for any purpose as an admission by the Company of any liability or unlawful conduct of any kind. 8. CONSIDERATION CONTINGENT UPON RELEASES WITHOUT REVOCATION: a. Employee understands and agrees that he is not otherwise entitled to and will not receive the moneys and/or benefits specified in Paragraphs 2A and 3 above, except in consideration for his execution of this STR Agreement and the Supplemental Release Agreement attached hereto as Exhibit A, which may not be signed by Employee until his the Separation Date, and the fulfillment of the promises contained herein without revocation. b. Employee fully releases and discharges the Company and Everest from any and all rights, claims, actions, liabilities, damages or causes of action arising under the Age Discrimination in Employment Act, ("ADEA") whether known or unknown, asserted or unasserted, or in connection with his employment and/or termination from employment with the Company, or otherwise arising on or prior to the date that Employee signs this STR Agreement. c. Employee acknowledges that he has been advised that he has at least twenty- one (21) days to consider this STR Agreement, and that if the Employee wishes to accept the STR Agreement, he must sign and return it to Gail Van Beveren at the Company’s Human Resources Department via fax (personal and confidential), mail (personal and confidential) or email with PDF on or before December 10, 2025. d. Employee acknowledges that he may revoke this STR Agreement but must do so within seven (7) days after he executes the STR Agreement (“Revocation Period”). If the Revocation Period expires on a weekend or holiday, Employee will have until the end of the next business day to revoke. Such revocation must be in writing and must be emailed, personally delivered, or mailed and postmarked within the seven (7) day revocation period, and sent to the attention of Gail Van Beveren at the Company’s Human Resources Department: To: Everest Global Services Attn: Gail Van Beveren, Human Resources 100 Everest Way Warren, NJ 07059 Docusign Envelope ID: 03E854A8-4F88-407A-8FFE-D93A5928043C

EXECUTION VERSION Email: Gail.VanBeveren@everestglobal.com Fax No.: 908-604-3275 e. Employee also acknowledges that he has had the opportunity to consult with his own counsel and that by this provision of the STR Agreement the Company has advised Employee to consult with his own counsel regarding the terms of this STR Agreement. f. If Employee does not advise the Company in writing within seven (7) calendar days after signing that he has revoked this STR Agreement, this STR Agreement upon signing by the Company shall be effective, enforceable and binding on all Parties on the eighth (8th) calendar day after Employee signs this STR Agreement (the “Effective Date”). The Parties understand that the Company shall not be required to make payments or provide the consideration set forth in this STR Agreement until the Company has received all of the following: i. the executed version of this STR Agreement by December 10, 2025, and the passing of the 7-day revocation period associated with the STR Agreement; and ii. an executed version of the Supplemental Release Agreement attached hereto as Exhibit A, which may not be signed by Employee until the Separation Date, and the passing of the 7-day revocation period associated with the Supplemental Release Agreement. g. Employee understands that he has at least 21 days from the date he receives this STR Agreement and any attached information to consider the terms of this STR Agreement, including whether to sign this STR Agreement (“Consideration Period”). If Employee chooses to sign this STR Agreement before the Consideration Period ends, Employee represents that it is because he freely chose to do so after carefully considering its terms. Employee agrees with the Company that changes, whether material or immaterial, do not toll or restart the running of the Consideration Period. Employee agrees the Company has made no threats or promises to induce him to sign earlier. 9. NO OTHER PAYMENTS OR CLAIMS: The Parties expressly understand and agree that absent this STR Agreement, Employee would not otherwise be entitled to the consideration specified in Paragraphs 2A and 3 of this STR Agreement. Further, by signing this STR Agreement, Employee agrees that Employee is not entitled to any other payments, benefits and/or other consideration from the Company that are not specifically listed in this STR Agreement. Without limiting the generality of the foregoing, Employee hereby expressly waives any right or claim that Employee may have or assert to employment or reinstatement to employment, and/or to payment for backpay, front pay, interest, bonuses, damages, Docusign Envelope ID: 03E854A8-4F88-407A-8FFE-D93A5928043C

EXECUTION VERSION benefits, outplacement, severance pay benefits or otherwise, equity, and/or attorneys’ fees, except for those qualified retirement benefits in which Employee has vested rights under the terms of the applicable plan and applicable law. Employee further agrees and acknowledges that once the Company has provided Employee the payments and other consideration set forth in this STR Agreement, the Company will have paid Employee in full any and all monies owed to Employee in connection with Employee’s employment with the Company and separation from employment, including but not limited to payment for all services performed on behalf of the Company through Employee’s Separation Date, except as otherwise specifically stated in this STR Agreement. 10. GENERAL RELEASE: Employee understands that by entering into this STR Agreement, he is not waiving any rights that may arise after the date of the execution of this STR Agreement. Employee, on behalf of himself, his heirs, executors and assigns, to the extent permissible under applicable law, knowingly, voluntarily and unconditionally releases and forever discharges Everest and their current and former officers, agents, directors, contractors, attorneys and employees, past and present, (hereinafter “Releasees”) from any and all actions, causes of action, charges, and/or complaints under state, federal and/or local laws related to Employee’s employment with Company, termination from employment or otherwise, which Employee has or may have, whether known or unknown, asserted or unasserted, up to the date that Employee signs this STR Agreement. This general release specifically includes, but is not limited to claims arising under the following: • Age Discrimination in Employment Act of 1967 (“ADEA”) • Title VII of the Civil Rights Act of 1964 (“Title VII”); • Civil Rights Act of 1991; • Americans with Disabilities Act (“ADA”); • Employee Retirement Income Security Act (“ERISA”), including but not limited to Section 510 of ERISA, 29 U.S.C. Section 1140 or any allegation or claim that arises out of the Employee’s participation in any employee benefit plan sponsored by Everest, including but not limited to the Everest Reinsurance Retirement Plan; • Equal Pay Act of 1963, and all other federal and state “equal pay” laws; • Family and Medical Leave Act (“FMLA”); • the Families First Coronavirus Response Act (“FFCRA”), including but not limited to the Emergency Paid Sick Leave provisions or the Emergency Family and Medical Leave Expansion Act provisions; • Sarbanes-Oxley Act of 2002; • National Labor Relations Act and Labor Management Relations Act, and all other federal and state “labor” laws; • Worker Adjustment and Retraining Notification Act; • Fair Labor Standards Act (“FLSA”) and all other federal and state wage and hour laws, including but not limited to the New Jersey Wage Payment law and the Docusign Envelope ID: 03E854A8-4F88-407A-8FFE-D93A5928043C

EXECUTION VERSION New Jersey and New York Wage & Hour Laws; • the New Jersey Law Against Discrimination (“NJLAD”), the New Jersey Family Leave Act (NJFLA), the New Jersey Conscientious Employee Protection Act (NJCEPA), the New Jersey Wage Payment Law, the New Jersey Wage and Hour Law, retaliation claims under the New Jersey Workers' Compensation Law (NJWCL), the New Jersey Equal Pay Act, the New Jersey Security and Financial Empowerment Act (SAFE Act), the New Jersey Temporary Disability Benefits Law, the New Jersey Earned Sick Leave Law, the Millville Dallas Airmotive Plant Job Loss Notification Act, the New Jersey Civil Union Act, all local laws that may be legally waived, including any amendments and their respective implementing regulations, and any other state or local law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner; • all state and local laws, statutes, rules, regulations, and ordinances relating to whistleblowing, including but not limited to the New Jersey Conscientious Employee Protection Act; • any other federal, state, or local statute, law, rule, regulation, or ordinance relating to employment or the termination of employment including but not limited to any employment-related laws enacted in New Jersey, New York or elsewhere in response to the Coronavirus pandemic; • any claim under the common law of any state or locality, including but not limited to claims for wrongful or retaliatory discharge, breach of actual or implied contract, breach of employment policies or manuals, violation of public policy, defamation, slander, libel, invasion of privacy, tort, breach of the implied covenant of good faith and fair dealing, infliction of emotional distress, promissory estoppel, negligence, fraud and misrepresentation; • any applicable Executive Order Programs; • any claim or allegation that arises out of Employee’s participation in any employee benefit plan sponsored by the Company, including but not limited to the Everest Reinsurance Retirement Plan, claims for benefits, severance or similar termination payments; • claims for punitive damages, penalties, attorneys' fees and costs; and • claims of discrimination, harassment, breach of contract, defamation, fraud, conspiracy, wrongful discharge in violation of public policy, breach of the implied covenant of good faith and fair dealing, and negligent or intentional misrepresentation arising out of Employee’s employment with Company and/or his termination from Company. Notwithstanding the foregoing, and for the sake of clarification, this general release does not affect, and Employee does not release, discharge or waive (i) any rights as a stockholder of the Company, (ii) any vested rights under and subject to any compensation-related plans sponsored by the Company, (iii) any indemnification rights the Employee may have in accordance with the Docusign Envelope ID: 03E854A8-4F88-407A-8FFE-D93A5928043C

EXECUTION VERSION Company’s governance instruments, pursuant to Section 8 of the Employment Agreement, or under any director and officer liability insurance maintained by the Company with respect to liabilities arising as a result of the Employee’s service as an officer and employee of the Company; (iv) claims for unemployment or workers’ compensation benefits; (v) claims that may arise after the date that Employee signs this STR Agreement; (vi) claims for reimbursement of expenses under the Company’s expense reimbursement policies; (vii) claims for vested rights under the Company’s ERISA-covered employee benefit plans as applicable on the date Employee signs this STR Agreement; and (viii) claims which cannot be released by private agreement. 11. NEUTRAL REFERENCE FOR PROSPECTIVE EMPLOYERS: In the event that the Employee seeks to provide confirmation of his employment with the Company to a potential or future employer, the Employee shall refer the employer to the “Human Resources Department (Attn: Gail Van Beveren of Human Resources)” at Everest, and the Company agrees that it will solely provide a neutral reference in the form of confirming the Employee’s name, job title, dates of service, and final salary (salary information only provided with the Employee’s signed authorization). The Company agrees not to provide to any potential employer any information regarding the Employee’s termination of employment with the Company or this STR Agreement. 12. ANNOUNCEMENT. Immediately effective upon the signing of this STR Agreement, the Company and Employee agree that the announcement or messaging made to the employees of the Company or externally regarding the Employee’s termination will be in the form set forth below: Mark Kociancic has decided to retire from Everest. We are very grateful for his contributions and wish him all the best for the future. The Parties acknowledge and agree that any such statements shall not constitute, nor deemed to constitute, a “Retirement” for purposes of the Company’s equity awards, stock-vesting schedules, benefit plans and compensation programs. 13. NO CLAIMS FILED/BINDING AGREEMENT AND COVENANT NOT TO SUE: Employee understands that following the Revocation Period (as defined above), this STR Agreement will be final and binding. Employee represents and agrees that he has not filed any claims, charges, complaints, actions or lawsuits against the Company, or caused to be filed any claims, charges, complaints, actions or lawsuits against the Company with any municipal, state or federal agency charged with the enforcement of any law. Pursuant to and as a part of the release and discharge of the Company, as set forth herein, and to the fullest extent permitted by law, Employee agrees not to sue or file a claim, charge, complaint, action, or lawsuit against the Company in any forum or assist or otherwise participate willingly or voluntarily in any claim, arbitration, suit, action, investigation or other proceeding of any kind which relates to any matter that involves the Company, and that occurred up to and including the date of the execution of this STR Agreement, unless required to do so by court order, subpoena or other directive by a court, administrative agency, arbitration panel or legislative body. To the extent any such action may be brought by a third party, Employee expressly waives any claim to any form of monetary Docusign Envelope ID: 03E854A8-4F88-407A-8FFE-D93A5928043C

EXECUTION VERSION or other damages, or any other form of recovery or relief (including any backpay, frontpay, reinstatement or other legal or equitable relief) in connection with any such action. Furthermore, if Employee breaks this promise or violates his obligations under the STR Agreement, Employee agrees to pay all of the Company’s or Everest’s costs and expenses (including reasonable attorneys’ fees) related to the defense of any Claims covered by this STR Agreement or any Released Party’s efforts to enforce the terms of this STR Agreement, except this covenant not to sue does not apply to claims under the Older Worker Benefit Protection Act (“OWBPA”) and the ADEA. Although Employee is releasing claims that Employee may have under the ADEA, Employee may challenge the knowing and voluntary nature of this release before a court, the Equal Employment Opportunity Commission (“EEOC”) or any other federal, state, or local agency charged with the enforcement of any employment laws. Notwithstanding the foregoing, nothing in this STR Agreement shall prevent Employee (or Employee’s attorneys) from communicating with, filing a charge with, or cooperating with an investigation by, the federal Equal Opportunity Commission (“EEOC”), the National Labor Relations Board, the Securities and Exchange Commission, the Occupational Safety and Health Administration, or any other federal, state, or local agency charged with the enforcement of any laws—all with or without providing notice to the Company—or commencing an action or proceeding to enforce this STR Agreement. Further, this STR Agreement does not preclude Employee from exercising his rights, if any, under Section 7 of the National Labor Relations Act or under similar state law to engage in protected, concerted activity with other employees, including discussing his compensation or terms and conditions of employment. In addition, nothing in this STR Agreement waives Employee’s right to testify in an administrative, legislative, or judicial proceeding about alleged criminal conduct or alleged sexual harassment by the Company, or by the agents or employees of the Company, when Employee has been required or requested to attend such a proceeding pursuant to a court order, subpoena, or written request from an administrative agency or the legislature. 14. BREACH OF STR AGREEMENT: Employee agrees that in the event of any breach or threatened breach of any provision of this STR Agreement, the Company shall, in addition to any other remedies available to it, be entitled to: (i) a temporary restraining order and/or preliminary and/or permanent injunction, or other equivalent relief, restraining Employee from any actual or threatened breach of this STR Agreement, (ii) cease further payments pursuant to Paragraph 3 of this STR Agreement and/or recover any payments already made, and (iii) recover damages from Employee, plus reasonable attorneys’ fees and costs. However, it is understood and agreed that the remaining provisions of this STR Agreement shall remain in full force and effect. 15. REPRESENTATIONS, WARRANTIES AND COVENANTS: The parties represent and warrant to each other as follows: Docusign Envelope ID: 03E854A8-4F88-407A-8FFE-D93A5928043C

EXECUTION VERSION a. This is a binding STR Agreement, enforceable against each of them in accordance with its terms; b. The parties have not sold, assigned, transferred, or otherwise disposed of any of the claims, demands, or rights that are the subject of this STR Agreement; c. The parties have full power and authority to enter into this STR Agreement and no further consent or approval is required as a condition to the validity of this STR Agreement; d. The parties have not relied on any representations or promises in entering into this STR Agreement except those expressly contained herein; e. Employee understands and agrees that the consideration provided to Employee under the terms of this STR Agreement is in addition to anything of value to which Employee is otherwise entitled; f. Employee represents, warrants and confirms that: (a) he has no claims, complaints or actions of any kind filed against the Company and Everest, with any court of law, or local, state or federal government agency; and (b) he has been properly paid for all hours worked for the Company, and that all commissions, bonuses and other compensation due to him has been paid. g. Employee warrants, represents and confirms that he has not incurred any unauthorized credit card charges or other liabilities of any nature for which the Company may be liable, and that he is currently unaware of any facts or circumstances that might give rise to a claim against the Company for any expenses incurred by Employee that are not otherwise reimbursable to Employee under the Company’s expense policy; and h. Employee acknowledges and agrees that he has been paid all monies and compensation owed up to and including the date hereof; including but not limited to all wages, salary, commissions, vacation, and bonuses. i. Employee acknowledges that the Company has provided to him all sick leave or family/medical leave to which he was entitled to by law during the course of his employment. j. Employee has reported to the Company or Everest all work-related injuries or occupational illnesses incurred by Employee during his employment with the Company. k. The Company or Everest properly provided any leave of absence because of Employee’s or his family member’s health condition or military service and Docusign Envelope ID: 03E854A8-4F88-407A-8FFE-D93A5928043C

EXECUTION VERSION Employee has not experienced any improper treatment, conduct, or actions due to a request for or taking such leave. l. Employee has had the opportunity to provide the Company or Everest with written notice of all concerns about suspected ethical and compliance issues or violations on part of the Company or Everest. 16. COOPERATION: Employee agrees to cooperate with the Company about matters within his knowledge and responsibility. Without limiting the foregoing, Employee agrees to: (a) meet with the Company’s representatives, counsel, or other designees at mutually convenient times and places related to any items within the scope of this provision; (b) provide truthful testimony regarding the same to any court, agency, or other adjudicatory body; and (c) provide the Company with notice of contact by any non-governmental adverse party or such adverse party’s representative, except as may be required by law. The Company will reimburse Employee for reasonable expenses in connection with the cooperation described in this paragraph. This paragraph shall not require Employee to cooperate with the Company regarding any charge or litigation in which Employee is a charging or complaining party, or any confidential investigation by a government agency. 17. APPLICABLE LAW & FORUM: The parties agree that the Arbitration Clause set forth in Section 9 of the Employment Agreement is incorporated into this STR Agreement and shall govern any disputes arising out of this STR Agreement. 18. SEVERABILITY: Should any provision of this STR Agreement be declared illegal or unenforceable, including the general release language, such provision shall immediately become null and void, leaving the remainder of this STR Agreement in full force and effect. However, should the general release language be ruled to be unenforceable for any reason, Employee shall immediately return the consideration paid hereunder to Company. 19. NO OBLIGATION TO REHIRE: Employee agrees that Employer has no obligation, contractual or otherwise, to rehire, re-employ or recall Employee in the future. If Employee does apply for employment with the Company, its subsidiaries, or any of its affiliated companies, the Employee agrees that the Company, its subsidiaries, and its affiliated companies need not employ him, and that if the Company, its subsidiaries, and its affiliated companies decline to employ him, they shall not be liable to Employee for any cause or damages whatsoever. 20. USE AS EVIDENCE: The Parties agree that this STR Agreement may be used as evidence in a later proceeding in which any of the Parties allege a breach of this STR Agreement or as a complete defense to any lawsuit brought by any party. Other than this exception, the Parties agree that this STR Agreement will not be introduced as evidence in any proceeding or in any lawsuit. Docusign Envelope ID: 03E854A8-4F88-407A-8FFE-D93A5928043C

EXECUTION VERSION 21. ADVICE OF COUNSEL: Employee acknowledges that he has read and fully understands the terms of this STR Agreement. The Company hereby advises Employee, in writing, to consult an attorney of his choice about the terms of this STR Agreement before signing this STR Agreement. Employee represents that he has been individually represented by legal counsel in negotiating all of the terms of this STR Agreement. 22. ENTIRE AGREEMENT: Except as otherwise provided for in the Employee’s Employment Agreement, this STR Agreement sets forth the entire agreement between the parties hereto and fully supersedes any and all prior and/or supplemental understandings, whether written or oral, between the parties concerning the subject matter of this STR Agreement. Any modification to this STR Agreement must be in writing and signed by the Employee and Everest’s Vice President, Human Resources or other authorized representative. 23. COUNTERPARTS: This STR Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. 24. NO MITIGATION: In no event shall Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Employee under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned by Employee as a result of subsequent employment. 25. ACKNOWLEDGEMENT AND FULL UNDERSTANDING: THE TERMS OF THIS STR AGREEMENT ARE THE PRODUCT OF MUTUAL NEGOTIATION AND COMPROMISE BETWEEN THE PARTIES. EMPLOYEE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS STR AGREEMENT. THE PARTIES HAVE ELECTED TO EXECUTE THIS STR AGREEMENT, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THEREBY THE CONSIDERATION SET FORTH HEREIN, EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS STR AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS. Docusign Envelope ID: 03E854A8-4F88-407A-8FFE-D93A5928043C

EXECUTION VERSION THEREFORE, the Parties now voluntarily and knowingly execute this STR Agreement. DATED: Mark Kociancic Everest Global Services, Inc. DATED: By: Title: Chief Human Resources Officer Docusign Envelope ID: 03E854A8-4F88-407A-8FFE-D93A5928043C 11/25/2025 11/25/2025

EXECUTION VERSION EXHIBIT A SUPPLEMENTAL RELEASE AGREEMENT Everest Global Services, Inc. (hereinafter the “Company”), a member of Everest Group, Ltd., and its current and former parents, subsidiaries, affiliates, predecessors, successors and assigns (hereinafter “Everest”), and Mark Kociancic (“you”) for and on behalf of himself, your heirs, executors, administrators, successors, and assigns (collectively referred to throughout this Supplemental Release Agreement as “you”), hereby reaffirm the Separation, Transition Services and General Release Agreement into which they mutually entered on November ____, 2025 (“STR Agreement”), and incorporate by reference all provisions therein. Specifically, in exchange for the consideration set forth in Paragraph 3 of the STR Agreement, you knowingly and voluntarily release and forever discharge, to the full extent permitted by law, Everest, of and from all claims, known or unknown, related to your employment with the Company, or its termination that you have or may have against Releasees through the date you sign this Supplemental Release Agreement, including, but not limited to, any alleged violation of: • Age Discrimination in Employment Act of 1967 (“ADEA”) • The Older Workers Benefit Protection Act (“OWBPA”) • Title VII of the Civil Rights Act of 1964 (“Title VII”); • Civil Rights Act of 1991; • Americans with Disabilities Act (“ADA”); • Employee Retirement Income Security Act (“ERISA”), including but not limited to Section 510 of ERISA, 29 U.S.C. Section 1140 or any allegation or claim that arises out of the Employee’s participation in any employee benefit plan sponsored by Everest, including but not limited to the Everest Reinsurance Retirement Plan; • Equal Pay Act of 1963, and all other federal and state “equal pay” laws; • Family and Medical Leave Act (“FMLA”); • the Families First Coronavirus Response Act (“FFCRA”), including but not limited to the Emergency Paid Sick Leave provisions or the Emergency Family and Medical Leave Expansion Act provisions; • Sarbanes-Oxley Act of 2002; • National Labor Relations Act and Labor Management Relations Act, and all other federal and state “labor” laws; • Worker Adjustment and Retraining Notification Act; • Fair Labor Standards Act (“FLSA”) and all other federal and state wage and hour laws, including but not limited to the New Jersey Wage & Hour Laws; Docusign Envelope ID: 03E854A8-4F88-407A-8FFE-D93A5928043C

EXECUTION VERSION • any and all claims under the New Jersey Law Against Discrimination, the New Jersey Family Leave Act, the New Jersey Conscientious Employee Protection Act, the New Jersey Wage Payment Law, the New Jersey Wage and Hour Law, retaliation claims under the New Jersey Workers' Compensation Law, the New Jersey Equal Pay Act, the New Jersey Security and Financial Empowerment Act, the New Jersey Temporary Disability Benefits Law, the New Jersey Earned Sick Leave Law, all local laws that may be legally waived, including all any amendments and their respective implementing regulations, and any other state or local law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner; • any other federal, state, or local statute, law, rule, regulation, or ordinance relating to employment or the termination of employment including but not limited to any employment-related laws enacted in New Jersey, Pennsylvania or elsewhere in response to the Coronavirus pandemic; • any other federal, state, or local statute, law, rule, regulation, or ordinance relating to whistleblowing claims; • any claim under the common law of any state or locality, including but not limited to claims for wrongful or retaliatory discharge, breach of actual or implied contract, breach of employment policies or manuals, violation of public policy, defamation, slander, libel, invasion of privacy, prima facie tort, breach of the implied covenant of good faith and fair dealing, infliction of emotional distress, promissory estoppel, negligence, fraud and misrepresentation; • any applicable Executive Order Programs; • any claim or allegation that arises out of Employee’s participation in any employee benefit plan sponsored by the Company, including but not limited to the Everest Reinsurance Retirement Plan, claims for benefits, severance or similar termination payments; • claims for punitive damages, penalties, attorneys' fees and costs; and • claims of discrimination, harassment, breach of contract, defamation, fraud, conspiracy, wrongful discharge in violation of public policy, breach of the implied covenant of good faith and fair dealing, and negligent or intentional misrepresentation arising out of Employee’s employment with Company and/or his termination from Company. Notwithstanding the foregoing, and for the sake of clarification, this general release does not affect, and you do not release, discharge or waive (i) any rights as a stockholder of the Company, (ii) any vested rights under and subject to any compensation-related plans sponsored by the Company, (iii) any indemnification rights you may have in accordance with the Company’s Docusign Envelope ID: 03E854A8-4F88-407A-8FFE-D93A5928043C

EXECUTION VERSION governance instruments, pursuant to Section 8 of the Employment Agreement, or under any director and officer liability insurance maintained by the Company with respect to liabilities arising as a result of your service as an officer and employee of the Company; (iv) claims for unemployment or workers’ compensation benefits; (v) claims that may arise after the date that you sign this Supplemental Release; (vi) claims for reimbursement of expenses under the Company’s expense reimbursement policies; (vii) claims for vested rights under the Company’s ERISA-covered employee benefit plans as applicable on the date Employee signs this Supplemental Release; and (viii) claims which cannot be released by private agreement. You affirm that you have not filed or caused to be filed, and presently are not a party to, any claim, complaint, or action against Releasees in any forum or form. You further affirm that you have been paid and/or have received all compensation, wages, bonuses, commissions, accrued but unused personal leave and/or benefits to which you may be entitled and that no other compensation, wages, bonuses, commissions and/or benefits are due to you, except for the consideration in Paragraph 3 of the STR Agreement. You acknowledge and agree that you have been paid all monies and compensation owed up to and including your Separation Date; including but not limited to: all wages, salary, commissions, vacation, and bonuses, except for any future payments due and owing to the Employee under the Company’s benefit, retirement, or stock plans, and except any payments pursuant to the terms and conditions herein. You acknowledge that you have been given at least twenty-one (21) days to consider this Supplemental Release Agreement. You are also advised to consult with an attorney prior to your signing of this Supplemental Release Agreement. You may revoke this Supplemental Release Agreement for a period of seven (7) calendar days following the day you sign this Supplemental Release Agreement. Any revocation within this period must be submitted, in writing, and state, “I hereby revoke my acceptance of our Separation, Transition Services and General Release Agreement and related Supplemental Release Agreement.” The revocation must be personally delivered to Gail Van Beveren, Chief Human Resources Officer, Everest Global Services, Inc., Warren Corporate Center, 100 Everest Way, Warren, NJ, 07059 with a copy that has been postmarked within seven (7) calendar days after you sign this Supplemental Release Agreement. Failure by you to execute this Supplemental Release Agreement shall result in the termination of any and all payments due to you. The Parties knowingly and voluntarily sign this Supplemental Release Agreement as of the date(s) set forth below: Docusign Envelope ID: 03E854A8-4F88-407A-8FFE-D93A5928043C

EXECUTION VERSION MARK KOCIANCIC EVEREST GLOBAL SERVICES, INC. By: __________________________ By: __________________________ Mark Kociancic Gail Van Beveren, Chief H.R. Officer Date: __________________________ Date: __________________________ Docusign Envelope ID: 03E854A8-4F88-407A-8FFE-D93A5928043C